                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [x] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 VerticalNet
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                               [VERTICALNET LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 2000
                               ------------------

To our Shareholders:

      The 2000 annual meeting of shareholders of VerticalNet, Inc. will be held at Williamson's Restaurant, 500 Blair Mill Road, Horsham, Pennsylvania, on Wednesday, June 14, 2000, beginning at 9:00 a.m. local time. At the meeting, you will be asked to act on the following matters:

      (1)   Election of 2 directors;

      (2) Approval of an amendment to the articles of incorporation to increase the number of authorized shares of common stock to 1,000,000,000 shares;

      (3)   Adoption of the VerticalNet, Inc. 2000 Equity Compensation Plan;

      (4)   Approval of an amendment to the employee stock purchase plan; and

      (5)   Any other matters that properly come before the meeting.

      All holders of record of shares of VerticalNet's common stock at the close of business on April 17, 2000 are entitled to vote at the meeting or any postponements or adjournments of the meeting.



--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD AND THEN VOTE (1) BY COMPLETING THE PROXY CARD AND RETURNING IT BY MAIL, (2) BY CALLING THE TOLL-FREE NUMBER PROVIDED IN THE PROXY STATEMENT OR (3) VIA THE INTERNET USING THE DIRECTIONS PROVIDED IN THE PROXY STATEMENT.
--------------------------------------------------------------------------------


                                          By order of the board of directors,

                                          /s/ James W. McKenzie, Jr.
                                          -----------------------------------
                                          James W. McKenzie, Jr.
                                          Senior Vice President, General Counsel
                                          and Secretary
May 10, 2000
Horsham, Pennsylvania

                               [VERTICALNET LOGO]


                                700 DRESHER ROAD
                           HORSHAM, PENNSYLVANIA 19044
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

      This proxy statement contains information related to the annual meeting of shareholders of VerticalNet, Inc. to be held on Wednesday, June 14, 2000, beginning at 9:00 a.m. local time , at Williamson's Restaurant, 500 Blair Mill Road, Horsham, Pennsylvania 19044, and at any postponements or adjournments thereof. These proxy materials were first mailed to shareholders on or about May 10, 2000.

      SHARE NUMBERS (OTHER THAN NUMBERS RELATING TO THE AUTHORIZED NUMBER OF SHARES) AND SHARE PRICES PROVIDED IN THIS PROXY STATEMENT HAVE BEEN ADJUSTED TO REFLECT TWO SEPARATE TWO-FOR-ONE STOCK SPLITS, THE FIRST OF WHICH WAS EFFECTED ON AUGUST 20, 1999 AND THE SECOND OF WHICH WAS EFFECTED ON MARCH 31, 2000.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

      At the annual meeting, shareholders will act upon the matters listed in the Notice of Annual Meeting, including the election of directors, approval of the amendment to VerticalNet's articles of incorporation, adoption of the VerticalNet 2000 Equity Compensation Plan and approval of the amendment to the employee stock purchase plan. In addition, the management team will report on the performance of VerticalNet during fiscal 1999 and respond to questions from shareholders.

WHO CAN VOTE AT THE MEETING?

      All shareholders of record at the close of business on April 17, 2000 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF THE COMMON STOCK?

      Holders of the common stock will vote on all matters to be acted upon at the annual meeting. Each outstanding share of the common stock will be entitled to one vote on each matter to be voted upon at the meeting.

WHO CAN ATTEND THE MEETING?

      All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. If you hold your shares through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

HOW DO I VOTE?

      You can choose one of the following three ways to vote:

      1. By mail: Complete, sign, date and return the proxy card in the enclosed pre-paid envelope

      2.    By telephone: Call 1-800-PROXIES and follow the instructions

      3. Via the Internet: Access www.voteproxy.com and follow the instructions

      By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions. Please note that if your shares are held in "street name" you must check the proxy card or contact your broker or nominee to determine if you will be able to vote by telephone or via the Internet. If you want to vote in person at the meeting, and you hold VerticalNet stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the meeting, together with a copy of a brokerage statement reflecting your ownership as of the record date.

IS MY VOTE CONFIDENTIAL?

      Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of VerticalNet and its shareholders. American Stock Transfer & Trust Company, VerticalNet's transfer agent, will count the vote and act as the inspector of election for the meeting.

WHAT IF I DO NOT INDICATE MY PREFERENCE ON THE PROXY CARD?

      If you do not indicate how you would like your shares to be voted for a particular nominee for director, your shares will be voted FOR the election of the nominee. If you "withhold" your vote for a particular nominee for director, your shares will be voted AGAINST that particular nominee. If you do not indicate how you wish to vote for the other proposals listed on the proxy card, your shares will be voted FOR such proposals.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of VerticalNet either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and request to recast your vote. Attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT CONSTITUTES A QUORUM?

     As of the record date, VerticalNet had 77,622,779 shares of its common stock outstanding. The presence at the meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all shareholders are entitled to cast as of the record date will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the meeting for purposes of a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

      Unless you otherwise instruct on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendations are set forth below. In summary, the board recommends a vote:

      -     FOR the election of the nominated slate of directors;

      -     FOR the approval of the amendment to the articles of incorporation;

      - FOR the adoption of the VerticalNet, Inc 2000 Equity Compensation Plan; and

      - FOR the approval of the amendment to the employee stock purchase plan.

      The proxy holders will vote as recommended by the board of directors with respect to any other matter that properly comes before the meeting. If no recommendation is given by the board of directors on any such matter, the proxy holders will vote in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     OTHER PROPOSALS For each other item, the affirmative vote of a majority of the vote cast by all shareholders entitled to vote for the proposal will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum. However, under Pennsylvania law, a proxy marked "ABSTAIN" is not considered a vote cast. Accordingly, an abstention will no the effect on the approval of the other proposals.

      If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. So, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in the voting results. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Accordingly, broker non-votes will not be counted toward a nominee's total of affirmative votes in the election of directors and will have no effect on the approval of the other proposals.

WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH WILL IT COST?

      VerticalNet is soliciting the proxies and will bear the cost of the solicitation. VerticalNet has retained Corporate Investor Communications, Inc., to aid in the solicitation. For these services, VerticalNet will pay Corporate Investor Communications, Inc. a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. VerticalNet may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. VerticalNet will also, if asked reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the common stock.


                         ITEM 1 -- ELECTION OF DIRECTORS

                         DIRECTORS STANDING FOR ELECTION

      The board of directors is currently divided into three classes, each consisting of two members and each having three-year terms that expire in successive years.

      The current term of office of directors in Class I expires at the 2000 annual meeting. The board of directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be re-elected for a new term of three years and until their successors are duly elected and qualified. Mr. Hindery has filled a vacancy left by the resignation of a former director, Matthew Warta.

      Each of the nominees has consented to serve a three-year term. If any of them become unavailable to serve as a director, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE CLASS I DIRECTORS NOMINATED.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 2003.

      WALTER W. BUCKLEY, III

      Mr. Buckley, 40, has served as a director since 1996. Mr. Buckley is co-founder, President, Chief Executive Officer and a director of Internet Capital Group, Inc. Prior to joining Internet Capital Group, Mr. Buckley was Vice President of Acquisitions for Safeguard Scientifics, Inc. between 1991 and 1996. Mr. Buckley directed many of Safeguard's investments and was also responsible for developing and executing Safeguard's multi-media and Internet investment strategies. Before Safeguard, Mr. Buckley was the President and co-founder of Centralized Management Systems, Inc., a medical supply company, which he sold in 1987. Previously, he spent three years at CoreStates as a commercial loan officer in the bank's work-out area. Mr. Buckley is a member of the board of directors of Internet Capital Group, Breakaway Solutions, Inc., Safeguard Scientifics and eMerge Interactive, Inc.

      LEO J. HINDERY, JR.

      Mr. Hindery, 52, has served as a director since March 2000. Mr. Hindery is the Chief Executive Officer and a director of Global Crossing, Ltd., a company that provides global long distance telecommunications facilities and services. He also serves as the Chairman and Chief Executive Officer of Global Center Inc., a Global Crossing, Ltd. company and a leading Internet commerce-service provider and network solutions company, a position he has held since November 1999. Mr. Hindery was the President and Chief Executive Officer of AT&T Broadband & Internet Services, formed out of the March 1999 merger of Tele-Communications, Inc. into AT&T, between March and November of 1999. Prior to the merger, Mr. Hindery served as the President and Chief Executive Officer of Tele-Communications, Inc. between March 1997 and March 1999. Prior to serving as the President and Chief Executive Officer of Tele-Communications, Inc., Mr. Hindery was the Managing General Partner of InterMedia Partners, which he founded in 1988. Currently, Mr. Hindery serves on the boards of Global Crossing, Ltd., Tanning Technology Corp. and TD Waterhouse Group, Inc. Mr. Hindery received an MBA from Stanford University Graduate School of Business and a bachelor's degree from Seattle University.

INCUMBENT CLASS II DIRECTORS WITH TERMS EXPIRING IN 2001

      JEFFREY C. BALLOWE

      Mr. Ballowe, 44, has served as a director since July 1998. Mr. Ballowe retired at the end of 1997 from Ziff-Davis, Inc. where, during his 11 years at the company, he held several magazine publishing roles including Publisher of PC Magazine and a number of corporate posts in which he was responsible for establishing ZD's European operations, managing its largest magazine group, launching its Internet publications, creating ZDNet, and launching ZDTV. At his retirement from Ziff-Davis, he was President, Interactive Media and Development Group, in charge of ZD's Internet publications, ZDNet, ZDTV, and all development at the company. His development activities included spearheading ZD's and Softbank's investments in Yahoo!, USWeb, Gamespot, and Herring Communications. Prior to joining ZD, Mr. Ballowe worked as a marketing executive at various technology and marketing services companies. Currently Mr. Ballowe serves as a director on the boards of drkoop.com, Inc., Jupiter Communications, Inc., NBC Internet, Inc., and Onvia.com, Inc. He received an MBA from the University of Chicago, a master's degree from the University of Wisconsin-Madison, and a bachelor's degree from Lawrence University.

      MICHAEL J. HAGAN

      Mr. Hagan, 36, co-founded VerticalNet in 1995 and currently serves as an Executive Vice President and the Chief Operating Officer. He has served as a director since 1995. Prior to founding VerticalNet, Mr. Hagan was Vice President and Senior Manager at Merrill Lynch Asset Management from 1990 to 1995. He served at Merrill Lynch in the areas of finance, technology and accounting. Prior to that time, Mr. Hagan worked for Bristol Myers Squibb from 1988 to 1990. Mr. Hagan received a B.S. from St. Joseph's University and is a Certified Public Accountant.

INCUMBENT CLASS III DIRECTORS WITH TERMS EXPIRING IN 2002

      MARK L. WALSH

      Mr. Walsh, 44, has served VerticalNet as its President and Chief Executive Officer and as one of its directors since August 1997. Prior to joining VerticalNet, he was a Senior Vice President and corporate officer at America Online, Inc. from 1995 to 1997. He founded and managed AOL Enterprise, the business-to-business division of AOL. Prior to his position with AOL, Mr. Walsh was the President of GEnie, General Electric's online service from 1994 to 1995. He also was the President of Information Kinetics, Inc., a venture capital backed interactive information company focusing on the recruitment and classified advertising market from 1993 to 1994. He received his MBA from Harvard Business School and B.A. from Union College of Schenectady, N.Y.

      DOUGLAS A. ALEXANDER

      Mr. Alexander, 38, has served as a director since September 1996 and has served as the Chairman of the Board since 1997. Mr. Alexander is a Managing Director of Internet Capital Group. He co-founded Reality Online, Inc. in 1986 and later sold it to Reuters in 1994. Mr. Alexander continued to serve as President and Chief Executive Officer of Reality Online after its acquisition until September 1997. Reality Online developed financial planning tools and online services aimed at the individual investor and then later became a provider of Internet solutions to the retail brokerage industry. Prior to co-founding Reality Online, Mr. Alexander was a partner with Strategic Management Group, a corporate training firm. Mr. Alexander sits on the board of eMerge Interactive, Inc., as well as several private Internet companies. Mr. Alexander received a B.A.S. from the University of Pennsylvania and B.S. from the Wharton School of Business.

HOW ARE DIRECTORS COMPENSATED?

      BASE COMPENSATION. VerticalNet does not pay directors cash compensation. However, they are reimbursed for expenses they incur in attending meetings.

      OPTIONS. Each non-employee director is eligible to receive options to purchase VerticalNet common stock. For fiscal 1999, none of VerticalNet's non-employee directors received a stock option grant.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1999?

      The board of directors met 13 times during fiscal 1999. Four of the meetings were regular meetings and the other nine were special meetings. Each director attended more than 75% of the total number of meetings of the board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

      The board of directors has standing compensation and audit committees.

      COMPENSATION COMMITTEE. The compensation committee is charged with reviewing VerticalNet's general compensation policies; reviewing, approving, recommending and administering VerticalNet's incentive compensation and stock option plans; and approving certain employment arrangements. In fiscal 1999, the compensation committee met one time. The compensation committee consists of Mr. Alexander.

      AUDIT COMMITTEE. The audit committee met two times during fiscal 1999. Its functions are to recommend the appointment of independent auditors; review the arrangements for and scope of the audit by independent auditors; review the audit reports of the independent auditors; and review procedures. The audit committee consists of Messrs. Ballowe and Buckley.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On April 7, 2000, Microsoft Corporation and VerticalNet completed Microsoft's purchase of 100,000 shares of VerticalNet's Series A 6.00% convertible redeemable preferred stock, which are initially convertible into 1,151,080 shares of VerticalNet's common stock, for $100 million in cash. In addition, Microsoft also received warrants entitling Microsoft to purchase 1,500,000 shares of VerticalNet's common stock at an exercise price of $69.50. Under the terms of this investment, Microsoft received registration rights and the right to nominate one member of VerticalNet's board of directors. Microsoft's right to designate one board nominee continues for so long as Microsoft and its affiliates own at least 25% of the shares of common stock that remain issued and outstanding following, or that are issuable upon, the exercise or conversion of the Series A preferred stock and that have not been sold pursuant to a registration statement or Rule 144 under the Securities Act of 1933, as amended. None of the nominees standing for election at the annual meeting were nominated by Microsoft.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST HOLDERS OF OUR STOCK?

      Except as set forth below, VerticalNet knows of no single person or group that is the beneficial owner of more than 5% of VerticalNet's common stock.


                                     AMOUNT AND NATURE
                                             OF
           NAME AND ADDRESS              BENEFICIAL              PERCENT
         OF BENEFICIAL OWNER             OWNERSHIP              OF CLASS
       -------------------------     -------------------      ------------
       Internet Capital Group,       25,318,664 (1)               33.4%
       Inc.
       435 Devon Park Drive,
       Bldg. 800
       Wayne, PA  19087


(1) Includes 478,624 shares of common stock issuable upon the conversion of warrants and 250,000 shares of common stock issuable upon the conversion of VerticalNet's 51/4% convertible subordinated debentures. All amounts are as of April 1, 2000. Messrs. Alexander and Buckley disclaim beneficial ownership of all shares held by Internet Capital Group. Mr. Alexander is a Managing Director and Mr. Buckley is the President, Chief Executive Officer and a director of Internet Capital Group.

HOW MUCH COMMON STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OWN?

      The following table shows the amount of common stock of VerticalNet beneficially owned (unless otherwise indicated) by VerticalNet's directors, the executive officers of VerticalNet named in the Summary Compensation Table below and the directors and executive officers of VerticalNet as a group. Except as otherwise indicated, all information is as of April 1, 2000.

                                  AGGREGATE NUMBER OF
                                  SHARES BENEFICIALLY           ACQUIRABLE WITHIN 60          PERCENT OF SHARES
            NAME                        OWNED(1)                       DAYS(2)                 OUTSTANDING (3)
----------------------------      -------------------           --------------------          -----------------
  Douglas A. Alexander......            25,237,096                      741,958       (4)           34.2%
  Jeffrey C. Ballowe........                88,444                        8,045                       *
  Walter W. Buckley, III....            24,641,612                      728,624       (4)           33.4
  Gene S. Godick............                 1,350                       33,844                       *
  Michael J. Hagan..........             2,138,436                      184,614                      3.1
  Leo J. Hindery, Jr........                     0                            0                       *
  Blair LaCorte.............                 2,896                       35,772                       *
  Mark L. Walsh.............               149,864                    1,411,117                      2.0
  Barry E. Wynkoop..........                 3,274                       29,539                       *
  All current directors and
     executive officers as a
     group
     (13 persons)...........            29,399,618                    2,512,893                     41.1%

*    Represents less than 1% of VerticalNet's outstanding common stock.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of VerticalNet's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

     - Mr. Alexander -- 24,590,020 shares held by Internet Capital Group, for which Mr. Alexander serves as a Managing Director; and

     - Mr. Buckley -- 24,590,020 shares by Internet Capital Group, for which Mr. Buckley serves as the President, Chief Executive Officer and a director.

(2) Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at April 1, 2000 or within 60 days thereafter under VerticalNet's stock option plans.

(3)  Based on 75,138,177 shares outstanding at April 1, 2000.

(4) Includes 478,624 shares of common stock issuable upon the conversion of warrants held by Internet Capital Group and 250,000 shares of common stock issuable upon the conversion of VerticalNet's 51/4% convertible subordinated debentures held by Internet Capital Group. All amounts are as of April 1, 2000. Mr. Alexander serves as a Managing Director and Mr. Buckley serves as the President, Chief Executive Officer and a director of Internet Capital Group. Messrs. Alexander and Buckley each disclaim beneficial ownership of VerticalNet's warrants and debentures held by Internet Capital Group.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

        Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and holders of more than 10% of the common stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. To the best of VerticalNet's knowledge, the reports for all officers, directors and holders of more than 10% of VerticalNet's common stock were timely filed during 1999 except for (i) the Form 4 reports for Jeffrey Ballowe, Michael J. Hagan, Michael P. McNulty, Mario V. Shaffer and Mark L. Walsh for the month of December 1999, which were all filed on January 11, 2000; and (ii) the Form 4 report for Internet Capital Group for the month of September 1999 which was filed on March 3, 2000.

                             EXECUTIVE COMPENSATION

         The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing VerticalNet make is under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent VerticalNet specifically incorporates this report or the performance graph by reference therein.

REPORT OF THE COMPENSATION COMMITTEE

         The compensation committee of the board of directors, which reviews VerticalNet's general compensation policies and approves incentive compensation and stock option plans, has furnished the following report on executive compensation for fiscal 1999.

WHAT IS VERTICALNET'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

         VerticalNet's philosophy of executive officer compensation is designed to align the interests of executive officers with the short- and long-term interests of VerticalNet shareholders. Towards that goal, the compensation program for executives consists of three key elements:

-    a base salary,

-    a performance-based annual bonus, and

-    periodic grants of stock options.

         The compensation committee believes that this approach best serves the interests of VerticalNet and its shareholders. VerticalNet operates in a competitive environment and the committee must ensure that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. Under this approach, a significant portion of the officers' total compensation is tied to performance -- namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to VerticalNet's performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by VerticalNet's our shareholders.

         BASE SALARY: Base salaries for VerticalNet's executive officers, as well as changes in such salaries, are determined after considering numerous factors including:

-    competitive salaries;

- the nature of the officer's position and its subjective importance to VerticalNet's success;

-    level of experience;

-    expected amount of individual responsibility; and

-    general market conditions.

         ANNUAL BONUS: Annual bonuses for fiscal 1999 were paid to the executive officers of VerticalNet based on the achievement of objective goals pertaining to financial and operating targets as well as subjective goals relating to targets for areas of responsibility. The bonus plan weighs the objective goals more heavily than the subjective targets. During 1999, VerticalNet's executive officers met the goals that the compensation committee set for the year. The compensation committee reevaluates the performance targets each year to reflect VerticalNet's goals for the coming year.

         STOCK OPTIONS: The committee has utilized stock options to motivate and retain officers. The committee believes that this form of compensation closely aligns the officers' interests with those of shareholders and provides an incentive to building long-term shareholder value. Options are typically granted annually and are subject to vesting provisions to encourage officers to remain employed with VerticalNet. Each officer receives stock options based upon that officer's relative position, responsibilities and his or her anticipated performance and responsibilities. Additionally, the committee reviews the prior level of grants to the officers and to other members of senior management, including the number of shares that continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers. The stock options are granted at the market price on the date of grant and provide value only if the price of VerticalNet's common stock is over the exercise price on the date of exercise.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

         As Chief Executive Officer, Mr. Walsh is compensated pursuant to an employment agreement entered into in August 1997. The agreement, which has no term, provides for a minimum annual base salary of $200,000 and a bonus of $100,000. The committee based the bonus paid to Mr. Walsh on his individual performance and leadership of VerticalNet through its first year as a public company. In reviewing Mr. Walsh's employment arrangement, the committee considers the factors discussed above. The committee did not issue stock options to Mr. Walsh in 1999.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the individuals named in the Summary Compensation Table. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The compensation committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

         The compensation committee reserves the authority to award non-deductible compensation as it may deem appropriate. Because of uncertainty surrounding the interpretation of Section 162(m), the committee can give no assurance, notwithstanding VerticalNet's efforts, that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

                                               THE COMPENSATION COMMITTEE

                                               Douglas A. Alexander



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee makes all compensation decisions. With the exception of Matthew J. Warta, who served on the committee between June 1998 and August 1999, Mr. Alexander has served as the only member of the compensation committee since VerticalNet formed the committee in June 1998. Prior to that time, the full board made compensation decisions. None of the executive officers, directors or compensation committee members presently serve, or in the past served, on the compensation committee of any other company whose directors or executive officers served on our compensation committee. Mr. Alexander is a Managing Director of Internet Capital Group, which beneficially owns approximately 33% of VerticalNet's common stock.

EMPLOYMENT AGREEMENTS

         Under an employment letter dated August 1997, Mark L. Walsh agreed to be the President and Chief Executive Officer of VerticalNet. Under this employment letter, Mr. Walsh receives a base salary of $200,000 per year, and a bonus of up to $100,000 per year based on performance objectives established at the sole discretion of the compensation committee. In connection with the employment letter, VerticalNet granted Mr. Walsh stock options to purchase 2,942,812 shares of common stock. The employment letter has no term; however, if Mr. Walsh is terminated for any reason other than for cause, he is entitled to a severance payment equal to one year of his base salary. Internet Capital Group has guaranteed up to $200,000 of any such severance payment.

         Under an employment letter dated July 1998, Barry E. Wynkoop, the Executive Vice President of Sales and Marketing, is entitled to receive an annual salary of $175,000 and a bonus of up to $100,000, 30% of which is attributable to VerticalNet's meeting overall revenue and margin targets set by the compensation committee and 70% of which is attributable to VerticalNet's attaining annual sales targets established by the compensation committee. If VerticalNet exceeds its sales targets, Mr. Wynkoop could receive an additional bonus based on the percentage by which actual sales exceeded targets. Under the terms of the employment letter, VerticalNet granted Mr. Wynkoop stock options to purchase 492,308 shares of common stock. The employment letter has no term; however, if Mr. Wynkoop is terminated for any reason other than for cause, he is entitled to a severance payment equal to six months of his base salary.

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of VerticalNet who served in such capacities as of December 31, 1999 (the "named executive officers") for services rendered to VerticalNet during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                              ANNUAL                       --------------
                                                            COMPENSATION                      NUMBER
                                                       ------------------------------        OF STOCK
                                         FISCAL           ANNUAL                              OPTIONS         ALL OTHER
  NAME AND PRINCIPAL POSITIONS            YEAR            SALARY             BONUS             GRANTED       COMPENSATION
------------------------------------    ----------     --------------    -------------     --------------    ------------
Mark L. Walsh                           1999             $200,000           $100,000                 0        $     --
President and Chief Executive           1998              233,333            100,000         1,712,044              --
    Officer.....................        1997(1)            70,833             33,333         1,230,768              --

Michael J. Hagan                        1999             $125,000          $  50,000           100,000        $     --
Executive Vice President and            1998              112,916             25,000           307,692              --
    Chief Operating Officer.....        1997              101,933                  0                 0              --

Gene S. Godick
Senior Vice President and               1999             $148,352          $  60,000           198,000        $     --
    Chief Financial Officer.....        1998(2)            67,882             27,000           307,692              --

Blair LaCorte                           1999             $143,750          $  75,000           480,052        $     --
Senior Vice President...........        1998(3)                 0                  0            55,384              --

Barry E. Wynkoop                        1999             $175,000            $70,000           170,000        $     --
Executive Vice President........        1998(4)            72,916             35,000           492,308              --


(1)  Mr. Walsh commenced employment in August 1997.

(2)  Mr. Godick commenced employment in June 1998.

(3) Mr. LaCorte commenced employment in January 1999. He served as a consultant to VerticalNet from October 1998 to January 1999.

(4)  Mr. Wynkoop commenced employment in August 1998.

OPTION GRANTS IN LAST FISCAL YEAR

         The table below shows information about stock options granted during fiscal 1999 to each of the named executive officers:


                                INDIVIDUAL GRANTS


                                                   % OF
                                    NUMBER OF      TOTAL                                             POTENTIAL REALIZABLE VALUE
                                   SECURITIES      OPTIONS                                                       AT
                                   UNDERLYING      GRANTED           EXERCISE                       ASSUMED ANNUAL RATE OF STOCK
                                     OPTIONS       TO               PRICE PER        EXPIRATION          PRICE APPRECIATION
                                    GRANTED(1)      EMPLOYEES          SHARE             DATE             FOR OPTION TERM(2)
                                                                                                    -----------------------------
NAME                                                                                                     5%              10%
------------------------------     ------------    -----------    ---------------    -----------    -------------    ------------
Mark L. Walsh.............                0           0.00%             N/A              N/A             N/A              N/A
Michael J. Hagan..........          100,000           1.00           $19.86           09/30/09      $1,248,943      $3,165,070
Gene S. Godick............          198,000           1.99            19.86           09/30/09       2,472,907       6,266,840
Blair LaCorte.............          282,052           2.84             4.00           01/18/09         709,524       1,798,073
                                    198,000           1.99            19.86           09/30/09       2,472,907       6,266,840
Barry E. Wynkoop..........          170,000           1.71            19.86           09/30/09       2,123,203       5,380,619




(1) 28% of the grant vests on the first anniversary of the date of grant and 2% of the grant vests each month thereafter for the next 36 months. The grant will be fully vested 48 months from the grant date, assuming the individual remains an employee.

(2) These columns show gains that may exist for the respective options, assuming that the market price for the common stock appreciates from the date of grant over a period of 10 years at annual rates of growth of 5% and 10%, respectively. These rates of growth are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. If the market price of the common stock does not appreciate over the option term, no value will be realized from the option grants.


OPTION EXERCISES AND VALUES FOR FISCAL 1999

         The table below sets forth information with respect to option exercises during fiscal 1999 by each of the named executive officers and the status of their options at December 31, 1999:

                 AGGREGATED OPTION EXERCISES DURING FISCAL 1999
                                       AND
                       OPTION VALUES ON DECEMBER 31, 1999


                             NUMBER OF
                              SHARES                                NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                           ACQUIRED UPON     VALUE REALIZED          OPTIONS AT 12/31/99         MONEY OPTIONS AT 12/31/99(2)
                            EXERCISE OF           UPON           ---------------------------     --------------------------------
       NAME                   OPTION           EXERCISE(1)       EXERCISABLE   UNEXERCISABLE     EXERCISABLE        UNEXERCISABLE
----------------------     -------------     --------------      -----------   -------------     ---------------    -------------
Mark L. Walsh........          284,000        $10,243,450          1,618,495     1,040,317         $ 132,197,790    $ 84,869,332
Michael J. Hagan.....                0                  0            153,844       253,848            12,584,439      18,798,826
Gene S. Godick.......           90,000          2,015,200             33,075       382,617             2,690,403      27,321,047
Blair LaCorte........          113,080          3,757,189             20,256       402,100             1,579,968      28,262,642
Barry E. Wynkoop.....          167,380          4,095,323              9,848       485,080               801,061      36,193,297


(1) Represents the difference between the market price on the exercise date and the exercise price, multiplied by the number of options exercised. Does not necessarily reflect the value received if the individual sells the shares acquired by the option exercise, since the market price of the shares at the time of sale may be higher or lower than the market price on the date of exercise.

(2) Represents the difference between the year-end stock price and the exercise price associated with each option, multiplied by the number of shares underlying the options.

                             STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total return of VerticalNet's common stock with that of the Nasdaq Composite Index and The Street.com Internet Index from February 11, 1999 (the date the common stock began to trade publicly) through March 31, 2000. VerticalNet's fiscal year ends on December 31. The graph assumes that you invested $100 at the close of market on February 11, 1999 in VerticalNet common stock and $100 invested at that same time in each of the indexes. The comparison assumes that all dividends, if any, are reinvested. The comparisons in this graph are provided in accordance with Securities and Exchange Commission disclosure requirements and are not intended to forecast or be indicative of future performance of the common stock.





                                  [LINE GRAPH]


                                  2/11/99    3/31/99   6/30/99   9/30/99   12/31/99   3/31/99
                                  -------    -------   -------   -------   --------   -------
VerticalNet                        100.00    229.00     231.48    163.14    723.10     599.65
Nasdaq Composite Index             100.00    102.32     111.66    114.16    169.16     190.09
The Street.com Internet Index      100.00    127.28     122.06    128.14    228.51     219.13


           ITEM 2 -- APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK


        On January 15, 2000, the board of directors unanimously approved an amendment to VerticalNet's amended and restated articles of incorporation to increase the number of shares of authorized common stock to 1,000,000,000 shares. As of April 1, 2000, VerticalNet was authorized to issue up to 126,787,533 shares of common stock, of which 75,138,177 shares were issued and outstanding. As of April 1, 2000, approximately 36,500,000 shares were reserved for issuance upon exercise or conversion of warrants, convertible notes and Series A 6.00% convertible redeemable preferred stock, as well as under VerticalNet's compensation and benefit plans.

        The board would like to increase the number of shares of common stock to accommodate any future stock splits, acquisitions, financings and other corporate purposes. Since the initial public offering of VerticalNet's common stock in February 1999, the board has approved two separate two-for-one stock splits, each effected in the form of a stock dividend. The board believes that the stock splits enhance the liquidity and marketability of VerticalNet's common stock by lowering the price of the stock and increasing the number of shares outstanding. The availability of additional shares for issuance or reservation will provide VerticalNet the flexibility to issue shares of its common stock in any future stock splits, as well as for possible acquisitions, financings and other corporate purposes, without incurring the expense or delay of a special shareholders' meeting. Other than with respect to the reservation of shares of common stock in connection with VerticalNet's 2000 Equity Compensation Plan or as publicly announced, VerticalNet has no existing or proposed plans, agreements or understandings to issue, or reserve for future issuance, any of the additional shares of common stock that would be authorized by the proposed amendment. The new shares of common stock would have the same rights as the presently authorized shares of common stock.

         VerticalNet is subject to restrictions on its ability to issue additional shares of common stock in some situations. The Nasdaq National Market requires that VerticalNet obtain shareholder approval before it issues its common stock in certain circumstances, including when the number of shares to be issued equals or exceeds 20% of the voting power outstanding. The are numerous other situations, however, where the board can issue shares of common stock without seeking the approval of the shareholders. The issuance of additional shares of common stock, other than in connection with a stock split, could have a dilutive effect on your ownership of VerticalNet. Shareholders do not have preemptive rights. Additionally, the issuance of shares in certain instances may have the effect of forestalling a merger, tender offer, proxy contest, assumption of control by a holder of a large block of VerticalNet's stock or the removal of its incumbent management. The board does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is VerticalNet aware of any proposed or contemplated transaction of this type.

          THE FORM OF THE PROPOSED AMENDMENT IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 1,000,000,000 SHARES.



       ITEM 3 -- APPROVAL OF THE VERTICALNET, INC. 2000 EQUITY COMPENSATION PLAN


         On April   , 2000, the board approved the VerticalNet, Inc. 2000 Equity
Compensation Plan, subject to the approval of VerticalNet shareholders at the annual meeting. The board reserved 10,000,000 shares of common stock for the 2000 Equity Compensation Plan. The 2000 Equity Compensation Plan will provide employees, individuals who have accepted employment, non-employee directors, consultants and advisors of VerticalNet or its subsidiaries with the opportunity to receive grants of stock options and awards of restricted stock.

         The board believes it is in VerticalNet's best interest to adopt the 2000 Equity Compensation Plan. The 2000 Equity Compensation Plan is intended to encourage employees to contribute materially to the growth of the company, thereby benefiting its shareholders, and aligning the interests of the employees with shareholders. At the annual meeting, a proposal to approve and adopt the 2000 Equity Compensation Plan will be presented to VerticalNet shareholders. If you approve the 2000 Equity Compensation Plan, it will become effective as of June 14, 2000.

          THE 2000 EQUITY COMPENSATION PLAN IS SET FORTH IN ANNEX B TO THIS PROXY STATEMENT. THE FOLLOWING DESCRIPTION OF THE 2000 EQUITY COMPENSATION PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B.

SUMMARY OF THE 2000 EQUITY COMPENSATION PLAN

         The 2000 Equity Compensation Plan will be administered by the compensation committee. The compensation committee will have the sole authority to determine the individuals that receive grants, determine the type, size and terms of grants, the timing of grants and the period grants will be exercisable or when restrictions will lapse, amend the terms of previously issued grants, and deal with any other matters arising under the 2000 Equity Compensation Plan. Nonetheless, the compensation committee may delegate to VerticalNet's Chief Executive Officer the authority to make certain grants in accordance with applicable law and subject to any conditions and limitations imposed by the compensation committee. The board may ratify and approve any grants it deems appropriate.

         The number of shares reserved for issuance under the 2000 Equity Compensation Plan is 10,000,000 shares of common stock. All shares subject to grants that expire or are cancelled, surrendered or terminated for any reason will be available for new grants under the 2000 Equity Compensation Plan. The 2000 Equity Compensation Plan limits the aggregate number of shares for which options or stock awards may be granted to any person during any calendar year to 750,000 shares. The compensation committee may adjust these limits, as well as the number of shares covered by outstanding grants, and the price per share of outstanding grants if there is any change in the number or class of shares because of stock dividends, stock split, merger, reclassification, or other similar changes in VerticalNet's stock because of a corporate transaction.

         All of VerticalNet's employees and employees of its subsidiaries will be eligible to participate in the 2000 Equity Compensation Plan, including employees who are officers or members of the board and individuals who have accepted employment with VerticalNet or any of its subsidiaries. VerticalNet's non-employee directors, as well as certain consultants and advisors who perform services for VerticalNet or its subsidiaries, will also be eligible to participate in the 2000 Equity Compensation Plan.

         The 2000 Equity Compensation Plan permits grants of incentive stock options, nonqualified stock options and stock awards.

         Incentive stock options may be granted only to employees. Nonqualified stock options may be granted to employees, individuals who have accepted employment, non-employee directors, consultants and advisors. The exercise price underlying the option will be determined by the compensation committee. The exercise price for non-qualified stock options may be equal to, greater than, or less than the fair market value of VerticalNet's stock on the date of grant. The exercise price for incentive stock options may be equal to or greater than the fair market value of VerticalNet's stock on the date of grant, and an incentive stock option granted to a 10% shareholder must have an exercise price of not less than 110% of the fair market of VerticalNet's stock on the date of grant.

         Participants may pay the exercise price of an option by (i) cash, (ii) with the approval of the compensation committee, by delivering shares of common stock owned by the grantee, (iii) payment though a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the compensation committee may approve.

         Options will become exercisable according to the terms and conditions determined by the compensation committee and specified in the grant instrument. The compensation committee may accelerate the exercisability of any or all outstanding options at any time for any reason. The compensation committee will determine the term of each option, up to a maximum ten-year term. The term of an incentive stock option granted to an employee who owns more than 10% of VerticalNet's stock may not exceed five years from the date of grant. Options may be exercised while the grantee is an employee, consultant, advisor or member of the board, or within a specified period of time after termination of employment or service.

         The compensation committee may issue shares of common stock to employees, individuals who have accepted employment, consultants, advisors and non-employee directors subject to restrictions or no restrictions. Unless the compensation committee determines otherwise, during the restriction period, grantees will have the right to vote shares of stock awards and to receive dividends or other distributions paid on such shares. Unless the compensation committee determines otherwise, if a grantee's employment or service terminates during the restriction period or if any other conditions are not met, the stock awards will terminate as to all shares on which restrictions are still applicable, and the shares must be immediately returned to VerticalNet.

         Grants under the 2000 Equity Compensation Plan may not be transferred except upon the grantee's death or, with respect to grants other than incentive stock options, if permitted by the compensation committee pursuant to a domestic relations order. The compensation committee, on such terms as it deems appropriate, may permit a grantee to transfer nonqualified stock options to family members or other entities that benefit or are owned by family members.

         The board may amend or terminate the 2000 Equity Compensation Plan at any time. However, the board may not make any amendment without shareholder approval if such approval is required under the applicable provisions of the Internal Revenue Code or stock exchange requirements. The 2000 Equity Compensation Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless the board terminates the 2000 Equity Compensation Plan earlier or extends it with the approval of the shareholders.

         The 2000 Equity Compensation Plan provides that in the event of a change of control, unless the compensation committee determines otherwise, each outstanding option will continue in effect according to its terms. The compensation committee may take any of the following actions in the event of a change of control: (i) require that all outstanding options be assumed by or replaced with comparable options of the surviving company and that restricted stock be replaced by the surviving company, (ii) provide that all outstanding options are fully exercisable and that all restrictions on outstanding restricted stock immediately lapse, (iii) require grantees to surrender their outstanding options in exchange for payment by VerticalNet, in cash or common stock, of an amount equal to the amount by which the fair market value of VerticalNet's common stock exceeds the option price of the options, or (iv) determine that all outstanding options not exercised within a certain period will terminate.

         A "change of control" will be deemed to occur if (i) any person becomes a beneficial owner, directly or indirectly, of VerticalNet's securities representing more than 50% of the voting power of VerticalNet's then outstanding securities, or (ii) its shareholders approve (or, if shareholder approval is not required, the board approves) an agreement providing for (x) the merger or consolidation of VerticalNet where the shareholders immediately before the transaction will not hold, immediately after the transaction, a majority of the stock of the surviving corporation, (y) a sale of substantially all of VerticalNet's assets, or (z) a liquidation or dissolution.

         FEDERAL INCOME TAX CONSEQUENCES

         The current federal income tax consequences of grants under the 2000 Equity Compensation Plan are generally described below. This description of tax consequences is not a complete description, and is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of options and stock awards under the 2000 Equity Compensation Plan.

         NONQUALIFIED STOCK OPTIONS

         An optionee will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. VerticalNet will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The optionee's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for shares acquired upon exercise will begin on the date of exercise.

         INCENTIVE STOCK OPTIONS

         An optionee who receives incentive stock options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference which may give rise to alternative minimum tax liability at the time of exercise. If the optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to VerticalNet for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by VerticalNet for federal income tax purposes.

         STOCK AWARDS

         If a grantee receives an unrestricted stock award, the grantee will recognize compensation income upon the grant of the stock award. If a grantee receives a restricted stock award, the grantee normally will not recognize taxable income upon receipt of the stock award until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the grantee will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A grantee may, however, elect to recognize ordinary compensation income in the year the stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. VerticalNet will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the grantee recognizes compensation income with respect to a stock award. Any gain or loss recognized by the grantee upon subsequent disposition of the shares will be capital gain or loss.

         TAX DEDUCTIBILITY UNDER SECTION 162(m)

         Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The 2000 Equity Compensation Plan is intended to permit all options to qualify as performance-based compensation.

         WITHHOLDING

         VerticalNet has the right to deduct from all grants paid in cash or other compensation, any taxes required to be withheld with respect to grants under the 2000 Equity Compensation Plan. VerticalNet may require that the participant pay to it the amount of any required withholding. The compensation committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option and restricted stock a number of shares with a value equal to the required tax withholding amount.

         FUTURE GRANTS

         At present, the compensation committee does not have definitive plans for granting of awards under the 2000 Equity Compensation Plan. No determination has been made as to the number of stock options or stock awards to be granted, or the number or identity of optionees or recipients of awards.

         The closing price of VerticalNet's stock as reported on the Nasdaq National Market on April 14, 2000 was $28.00.

         THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 EQUITY COMPENSATION PLAN.

  ITEM 4 -- APPROVAL OF AMENDMENT TO VERTICALNET'S EMPLOYEE STOCK PURCHASE PLAN

        On February 7, 1999, VerticalNet's shareholders adopted the VerticalNet, Inc. Employee Stock Purchase Plan, and 300,000 shares of VerticalNet's common stock were reserved for purchase thereunder. The number of shares authorized under the stock purchase plan have been subsequently adjusted to reflect two separate two-for-one splits of VerticalNet's common stock effective as of August 20, 1999 and March 31, 2000. Currently, the total number of shares of VerticalNet's common stock authorized to be purchased under the stock purchase plan is 1,200,0000. As of April 1, 2000, 1,006,264 of these shares remained available for future purchases under the stock purchase plan. The stock purchase plan is intended to allow eligible employees of VerticalNet and its subsidiaries to purchase shares, which the board believes is to the mutual benefit of the employees and VerticalNet.

         On April    , 2000, the board approved an amendment to the stock
purchase plan to increase the number of shares reserved for purchase under stock purchase plan to 2,000,000, subject to the approval of VerticalNet's shareholders at the annual meeting. This is an increase of 800,000 shares of common stock available for issuance under the stock purchase plan. The board believes it is in VerticalNet's best interest to increase the number of shares authorized for purchase under the stock purchase plan. The amendment also includes certain administrative amendments. If approved, the amendment would become effective on June 14, 2000.

              THE EMPLOYEE STOCK PURCHASE PLAN IS SET FORTH IN ANNEX C TO THIS PROXY STATEMENT. THE FOLLOWING DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C.

SUMMARY OF THE STOCK PURCHASE PLAN

         The compensation committee administers the stock purchase plan.

        Employees are eligible to participant in the stock purchase plan if their employment with VerticalNet or a designated subsidiary is customarily 20 hours or more per week and for five or more months in a calendar year, and the employee is not deemed, under the provisions of the Internal Revenue Code, to own 5% or more of the VerticalNet's common stock. Unless the compensation committee determines otherwise, eligible employees may elect to participate in the stock purchase plan at least 15 days prior to the applicable purchase period. As of April 17, 2000, there were approximately 800 employees participating in the stock purchase plan.

         The stock purchase plan is implemented in a series of consecutive purchase periods, each approximately six months long. Unless the compensation committee specifies otherwise, each purchase period begins on October 1 and April 1 and continues until the succeeding March 30 and September 30, respectively. On the first day of each purchase period, each participant is granted an option to purchase shares of VerticalNet's common stock, which option will be automatically exercised on the last date of the purchase period. The number of shares that a participant will acquire during a purchase period is determined by dividing the balance of the participant's account on the last day of the purchase period by the purchase price of the shares. The participant's account consists of accumulations of after-tax payroll deductions of, at his or her election, between 1% to 10% of the participant's compensation, as well as additional deposits made by the participant during the purchase period. However, the total amount that a participant may contribute to the stock purchase plan during a purchase period may not exceed 10% of his or her base compensation for that period. The purchase price for a share of VerticalNet common stock is the lower of 85% of the fair market value of the common stock on the date of grant or 85% of the fair market value on the purchase date. The maximum number of shares that an employee may purchase during a purchase period is 4,000 shares. No participant will be granted an option under the stock purchase plan that would permit the participant to purchase shares having an aggregate fair market value of more than $25,000, as determined when the option is granted, for any calendar year.

         Employees may end their participation in the stock purchase plan at any time during the purchase period, but an employee's election to discontinue participation in the stock purchase plan must be made no later than the 20th day of the month preceding the next purchase date, unless the compensation committee determines otherwise. Participation ends automatically, however, if the employee is no longer eligible to participate in the stock purchase plan or at termination of employment, whichever is earlier. During the participant's lifetime, only the participant may exercise the option under the stock purchase plan, and the participant may not transfer or otherwise assign his or her right to the option. If an employee dies while participating in the stock purchase plan, unless the employee's legal representative directs otherwise, any amounts withheld from his or her compensation will be used to purchase stock on the purchase date for the purchase period, and the purchased shares and any residual amounts will be delivered to the employee's estate.

         If the number of shares of common stock available in any purchase period is insufficient to cover the total number of shares to be purchased, the number of shares each employee is entitled to purchase will be proportionally reduced and the stock purchase plan will automatically terminate, unless the board acts to increase the number of shares available under the plan. In the event of an increase or decrease in the number of issued shares of VerticalNet's common stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease of such shares, the aggregate number of shares reserved for purchase under the stock purchase plan, the maximum number of shares that may be purchased during a purchase period, and the purchase price may be appropriately adjusted.

         The board of directors has the right to amend the stock purchase plan at any time, except that any amendment that is required to be approved by the shareholders under Section 423 of the Internal Revenue Code must be submitted to the shareholders for approval. The plan will terminate ten years from its effective date, unless the board terminates it sooner.

FEDERAL INCOME TAX CONSEQUENCES

         The stock purchase plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. The stock purchase plan is not qualified under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974. The following discussion assumes that the purchase price for shares offered under the stock purchase plan is 85% of the market value of VerticalNet's common stock on the purchase date. This description of the federal tax consequences of the stock purchase plan is not a complete description. There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state and local tax consequences.

         Under the Internal Revenue Code, as currently in effect, an employee will not recognize income, nor will VerticalNet be entitled to a deduction, when the employee purchases VerticalNet common stock under the stock purchase plan. Instead, an employee will recognize income when he or she sells or otherwise disposes of shares purchased under the stock purchase plan or when he or she dies.

         If an employee sell shares purchased under the stock purchase plan more than two years after the date on which the option to purchase the shares was granted and more than one year after the purchase of the shares (the "statutory holding period"), a portion of the gain will be ordinary income and a portion will be capital gain. The employee will be taxed at ordinary income tax rates on an amount equal to 15% of the value of the stock on the option grant date (the first day of the purchase period) or, if less, the entire gain on the sale. An employee will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and his basis in the shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long a participant holds the stock. VerticalNet will not be entitled to any tax deduction with respect to the sale after the statutory holding period.

         If an employee sells shares before the end of the statutory holding period, he or she generally will be taxed at ordinary income tax rates to the extent that the value of the shares when the shares were purchased (on the last day of the purchase period) exceeded the purchase price. VerticalNet will be entitled to a corresponding deduction. The employee will have additional capital gain or loss on the difference between the proceeds of the sale and his or her basis in the shares (the purchase price plus any ordinary income realized).
The capital gain rate will depend on how long the participant holds the stock.

         The estate of a participant who dies while holding shares purchased under the stock purchase plan will recognize ordinary income in the year of the participant's death of an amount equal to 15% of the value of the stock on the option grant date (the first day of the purchase period) or, if less, the amount by which the market value of the shares at the date of death exceeds the purchase price.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                  OTHER MATTERS

         As of the date of this proxy statement, the board knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to VerticalNet will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

         A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO: VERTICALNET, INC., 700 DRESHER ROAD, HORSHAM, PENNSYLVANIA 19044, ATTENTION: INVESTOR RELATIONS.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2001 may do so by submitting a proposal in writing to the Secretary of VerticalNet. In submitting proposals, shareholders must follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, the Secretary must receive shareholder proposals by no later than January 10, 2001.



                                          By order of the Board of Directors,

                                          /s/ James W. McKenzie, Jr.
                                          --------------------------------------
                                          James W. McKenzie, Jr.
                                          Senior Vice President, General Counsel
                                          and Secretary
May 10, 2000

PROXY                                                                      PROXY



                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                                VERTICALNET, INC.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



Please sign and date this proxy, and indicate your vote, on the back of this card. Please return this card in the enclosed envelope as soon as possible. Your vote is important.

When you sign and return this proxy card, you:

         - Appoint Mark L. Walsh and Gene S. Godick, and each of them (or any substitutes they may appoint to take their place), as proxies to vote your shares as you have instructed on the reverse side of this card, at the Annual Meeting to be held on June 14, 2000 and at any adjournments or postponements of the meeting;

         - Authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and

         -        Revoke any previous proxy you may have signed.



IF YOU DO NOT SPECIFY HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2, 3 AND 4, AND IN THEIR DISCRETION AS TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.



           (Continued and to be Signed and Dated on the Reverse Side)

                        ANNUAL MEETING OF SHAREHOLDERS OF
                                VERTICALNET, INC.

                                  June 14, 2000

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call. If you vote by telephone, please do not mail your proxy card.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page. If you vote by Internet, please do not mail your proxy card.

YOUR CONTROL NUMBER IS
                                  ------------------------------------------

                 Please Detach and Mail in the Envelope Provided


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.


Please mark your vote as indicated in this example [X]



1.  ELECTION OF DIRECTORS            FOR all Nominees              WITHHOLD AUTHORITY for all
                                    (except as indicated
                                      to the contrary)
                                          [  ]                                   [  ]

Nominees:         Walter W. Buckley, III
                  Leo J. Hindery, Jr.


* To withhold authority to vote for any individual nominee, write the nominees name on the space provided below:

----------------------------------


2. APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                                   FOR      AGAINST     ABSTAIN
                                   [ ]        [ ]         [ ]


3.   ADOPTION OF THE VERTICALNET 2000 EQUITY COMPENSATION PLAN

                                   FOR      AGAINST     ABSTAIN
                                   [ ]        [ ]         [ ]

4.   APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

                                   FOR      AGAINST     ABSTAIN
                                   [ ]        [ ]         [ ]

5.  OTHER MATTERS

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments or postponements of the meeting.


SIGNATURE                                                                       Date              2000
          ---------------------------      -----------------------------              ----------
                                            SIGNATURE IF HELD JOINTLY


NOTE: PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. Include your title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership. All joint owners must sign.

                                     ANNEX A

                       PROPOSED AMENDMENT TO VERTICALNET'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION



Article SEVENTH is hereby amended to read in its entirety as follows:



                  SEVENTH; Capital Stock. The aggregate number of shares which the corporation shall have authority to issue is 1,010,000,000 shares, par value one cent ($0.01) per share, consisting of:

                  (a)      1,000,000,000 shares of Common Stock ("Common
                           Stock"); and

                  (b)      10,000,000 shares of Preferred Stock.

                                     ANNEX B

                                VERTICALNET, INC.

                          2000 EQUITY COMPENSATION PLAN

         The purpose of the VerticalNet, Inc. 2000 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of VerticalNet, Inc. (the "Company") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

         1.       Administration

                  (a) Authority. The Plan shall be administered by a committee appointed by the Board (the "Committee"), which may consist of two or more persons who are "outside directors," as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it deems appropriate.

                  (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

                  (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

                  (d) Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to the Chief Executive Officer of the Company the authority to make grants under the Plan to employees of the Company and its subsidiaries who are not subject to the restrictions of section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of section 162(m) of the Code. The grant of authority under this subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee.

         2.       Grants

         Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options") or restricted stock as described in Section 6 ("Restricted Stock") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3.       Shares Subject to the Plan

                  (a) Shares Authorized. Subject to the adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 10,000,000 shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 750,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Restricted Stock is forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

                  (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

         4.       Eligibility for Participation

                  (a) Eligible Persons. All employees of the Company and its subsidiaries, including employees who are officers or members of the Board and persons who have accepted employment with the Company or any subsidiary ("Employees"), and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

                  (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

         5.       Granting of Options

                  (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

                  (b) Type of Option and Price.

                           (i) The Committee may grant Incentive Stock Options
that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

                           (ii) The purchase price (the "Exercise Price") of
Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                           (iii) If the Company Stock is publicly traded, then
the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

                  (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

                  (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                  (e) Termination of Employment, Disability or Death.

                           (i) Except as provided below, an Option may only be
exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined below), death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                           (ii) In the event the Grantee ceases to be employed
by, or provide service to, the Company on account of a termination for Cause (as defined below) by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

                           (iii) In the event the Grantee ceases to be employed
by, or provide service to, the Company because the Grantee is Disabled (as defined below), any Option which is otherwise exercisable by the

Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                           (iv) If the Grantee dies while employed by, or
providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

                           (v) For purposes of this Section 5(e) and Section 6:

                                    (A) The term "Company" shall mean the
Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

                                    (B) "Employed by, or provide service to, the
Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                                    (C) "Disability" shall mean a Grantee's
becoming disabled within the meaning of section 22(e)(3) of the Code or the Grantee becomes entitled to receive long-term disability benefits under the Company's long-term disability plan.

                                    (D) "Cause" shall mean, except to the extent
specified otherwise by the Committee, a finding by the Committee that the Grantee has (i) breached his or her employment or service contract with the Company, (ii) has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Company, or (v) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

                  (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

                  (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

         6.       Restricted Stock Grants

         The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

                  (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

                  (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

                  (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

                  (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

                  (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

                  (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

         7.       Withholding of Taxes

                  (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

                  (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

         8.       Transferability of Grants

                  (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

                  (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of the Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

         9.       Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

                  (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; or

                  (b) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

         10.      Consequences of a Change of Control

                  (a) Subject to Subsection (b) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation, and outstanding Restricted Stock shall be converted to restricted stock of the surviving corporation; (ii) determine that outstanding Options shall automatically accelerate and become fully exercisable and that the restrictions and conditions on outstanding Restricted Stock shall immediately lapse; (iii) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options; or (iv) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised

Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms.

                  (b) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (a) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         11.      Requirements for Issuance or Transfer of Shares

                  (a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         12.      Amendment and Termination of the Plan

                  (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

                  (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

                  (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         13.      Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         14.      Rights of Participants

         Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         15.      No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         16.      Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         17.      Effective Date of the Plan.

         Subject to approval of the Company's shareholders, the Plan shall be effective on June 14, 2000.

         18.      Miscellaneous

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

                  (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with applicable provisions of sections 162(m) and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

                  (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

                                      * * *

                                     ANNEX C

                   AMENDMENT 2000 - 1 TO THE VERTICALNET, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     Pursuant to Section 6.04 of the VerticalNet, Inc. Employee Stock Purchase Plan (the "Plan"), the Plan is hereby amended as follows:

1.   Section 2.06 of the Plan is amended in its entirety to read as follows:

         Section 2.06 "Election Date" means the Effective Date and, beginning October 1, 1999, each October 1 and April 1, or such other dates as the Committee shall specify. The Committee may establish a special Election Date for Employees who are first eligible to participate in the Plan as a result of the Company's acquisition of their employer, or under other circumstances that the Committee deems appropriate.

2. The first sentence of Section 4.01 of the Plan is amended in its entirety to read as follows:

     There shall be 2,000,000 shares of Stock reserved for issuance or transfer under the Plan, subject to adjustment in accordance with Section 5.02.

3. The third sentence of Section 4.04(a) of the Plan is amended to read, in its entirety, as follows:

     The maximum number of shares that a Participant may purchase during a Purchase Period is 4,000 shares.

4. The effective date of this amendment to the Plan is June 14, 2000. After the effective date, all the references to the Plan, wherever made, shall mean the Plan as amended by this amendment.

                                         VERTICALNET, INC.



                                         By:
                                            ----------------------------------
                                             Name:
                                             Title: